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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Prentiss Properties Trust on Form S-8 (File No. 333-20329) of our report dated March 12, 1997, on our audit of the combined statement of revenues and certain operating expenses of the Dulles Corner Properties for the year ended December 31, 1996, which report is included in this Report on Form 8-K.


Coopers & Lybrand L.L.P.


Dallas, Texas
March 14, 1997